Exhibit 32.0

Certification Required by 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Cascade Bancorp (the “registrant”) pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  Each of the undersigned hereby certifies, with respect to the registrant’s Amendment No.1 to the annual report of Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Patricia L. Moss
Patricia L. Moss
President and Chief Executive Officer

/s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President and
Chief Financial Officer

Dated:	August 20, 2010